Exhibit (h)(2)(xlii)

FORTY-FIRST AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of June 28, 2023, by and between Natixis Advisors, LLC (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust, Natixis ETF Trust and Natixis ETF Trust II (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016, October 14, 2016, November 30, 2016, February 28, 2017, December 26, 2017, July 1, 2018, December 28, 2018, July 1, 2019, September 3, 2020, September 29, 2020, December 15, 2020 and December 15, 2021 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts;

WHEREAS, Natixis Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.
2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ADVISORS, LLC
By:	/s/ David L. Giunta
David L. Giunta
President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

NATIXIS ETF TRUST

NATIXIS ETF TRUST II

By:	/s/ Matthew J. Block
Matthew J. Block
Treasurer

Schedule A

Trust Portfolios

As of: June 28, 2023

Natixis Funds Trust I
Loomis Sayles Core Plus Bond Fund
Mirova Global Green Bond Fund
Mirova Global Sustainable Equity Fund
Mirova International Sustainable Equity Fund
Mirova U.S. Sustainable Equity Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund
Natixis Funds Trust II
Loomis Sayles Global Growth Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund
Loomis Sayles Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Vaughan Nelson Select Fund
Vaughan Nelson Mid Cap Fund
Natixis Funds Trust IV
AEW Global Focused Real Estate Fund
Natixis Sustainable Future 2015 Fund®
Natixis Sustainable Future 2020 Fund®
Natixis Sustainable Future 2025 Fund®
Natixis Sustainable Future 2030 Fund®
Natixis Sustainable Future 2035 Fund®
Natixis Sustainable Future 2040 Fund®
Natixis Sustainable Future 2045 Fund®
Natixis Sustainable Future 2050 Fund®
Natixis Sustainable Future 2055 Fund®
Natixis Sustainable Future 2060 Fund®
Natixis Sustainable Future 2065 Fund®

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund
Loomis Sayles Funds II
Loomis Sayles Credit Income Fund
Loomis Sayles Global Allocation Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Growth Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small/Mid Cap Growth Fund
Loomis Sayles Strategic Income Fund
Gateway Trust
Gateway Equity Call Premium Fund
Gateway Fund
Natixis ETF Trust
Natixis Loomis Sayles Short Duration Income ETF
Natixis ETF Trust II
Natixis Loomis Sayles Focused Growth ETF
Natixis U.S. Equity Opportunities ETF
Natixis Vaughan Nelson Select ETF
Natixis Vaughan Nelson Mid Cap ETF